EXHIBIT 99.1

Arbor Realty Trust Reports Second Quarter 2016

Results and Increases Common Stock Dividend by 7%

Second Quarter Highlights:

-	Net income of $10.2 million, or $0.20 per diluted common share
-	AFFO of $12.0 million, or $0.23 per diluted common share[1]
-	Declares a cash dividend on common stock of $0.16 per share, a 7% increase
-	Earned $4.4 million of income from equity investments
-	Recorded a net gain of $1.9 million from a structured transaction
-	Originated $170 million of new loans
-	GAAP book value per common share of $9.27

Recent Developments:

-	Completed the acquisition of Arbor Commercial Mortgage’s agency platform including a Top 10 DUS® Lender with an ~ $12 billion servicing portfolio

Uniondale, NY, August 5, 2016 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the second quarter ended June 30, 2016. Arbor reported net income for the quarter of $10.2 million, or $0.20 per diluted common share, compared to $10.5 million, or $0.21 per diluted common share for the quarter ended June 30, 2015. Adjusted funds from operations (“AFFO”) for the quarter was $12.0 million, or $0.23 per diluted common share, compared to $13.1 million, or $0.26 per diluted common share for the quarter ended June 30, 2015.1

Acquisition of Arbor Commercial Mortgage’s Agency Platform

As previously announced on July 15, 2016, the Company has completed the acquisition of Arbor Commercial Mortgage’s (“ACM”) agency platform for $276.0 million. The purchase price was paid with $138.0 million in stock, $88.0 million in cash and with the issuance of a $50.0 million seller financing instrument. The stock component was paid with 21.23 million Operating Partnership Units, which was based on a stock price of $6.50 per share. All of the ACM employees directly related to the agency business acquired became employees of the Company as of the closing.

Arbor Realty Trust Reports Second Quarter 2016 Results and Increases Common Stock Dividend by 7%

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The acquisition includes a leading national multifamily agency loan origination and servicing platform with over 200 direct employees, including 20 originators in eight states. The agency business originated over $3 billion in loans in 2015, the vast majority of which were government sponsored loans through Fannie Mae Delegated Underwriting and Servicing (DUS®) program, Federal Home Loan Mortgage Corporation (Freddie Mac) and Government National Mortgage Association (Ginnie Mae). The acquired agency business also includes a servicing portfolio of approximately $12 billion of unpaid principal balance as of June 30, 2016.

In addition, the Company has obtained a two year option to purchase for $25.0 million the existing management contract and fully internalize the management structure. The exercise of this option is in the sole discretion of the Special Committee of the Company’s Board of Directors, which has no obligation to exercise its option.

Portfolio Activity

Loan and investment portfolio activity consisted of:

  14 new loan originations totaling $170.1 million, of which 13 were bridge loans for $160.1 million.
  Payoffs and pay downs on 17 loans totaling $215.5 million.

At June 30, 2016, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $1.61 billion, with a weighted average current interest pay rate of 5.40%, compared to $1.68 billion and 5.60% at March 31, 2016. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.11% at June 30, 2016, compared to 6.27% at March 31, 2016.

The average balance of the Company’s loan and investment portfolio during the second quarter of 2016, excluding loan loss reserves, was $1.64 billion and the weighted average yield on these assets for the quarter was 6.76%, compared to $1.64 billion and 6.25% for the first quarter of 2016. The increase in average yield was primarily due to an increase in income from fees associated with loan payoffs in the second quarter as compared to the first quarter.

At June 30, 2016, the Company’s total loan loss reserves were $83.8 million relating to eight loans with an aggregate carrying value before loan loss reserves of $186.7 million. The Company also had three non-performing loans with a carrying value of $22.9 million that were fully reserved for.

Arbor Realty Trust Reports Second Quarter 2016 Results and Increases Common Stock Dividend by 7%

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Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2016 was $1.30 billion with a weighted average interest rate including fees of 4.01%, as compared to $1.23 billion and a rate of 4.09% at March 31, 2016. The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2016 was $1.25 billion, as compared to $1.22 billion for the first quarter of 2016. The average cost of borrowings for the second quarter was 4.24%, compared to 4.19% for the first quarter of 2016.

The Company is subject to various financial covenants and restrictions under the terms of its CLO vehicles and financing facilities. The Company’s CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. The Company believes it was in compliance with all financial covenants and restrictions as of June 30, 2016 and as of the most recent CLO determination dates in July 2016 as summarized in the chart below.

Cash Flow Triggers	CLO III	CLO IV	CLO V

Overcollateralization (1)

Current	133.33%	136.99%	130.72%

Limit	132.33%	135.99%	129.72%

Pass / Fail	Pass	Pass	Pass

Interest Coverage (2)

Current	221.94%	320.98%	244.46%

Limit	120.00%	120.00%	120.00%

Pass / Fail	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CLO by the total principal balance of the bonds associated with the applicable ratio. To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Other Activity

The Company recorded $4.4 million of income from equity affiliates primarily consisting of $3.1 million of income from its joint venture investment in a residential mortgage banking business and $1.2 million of income from a distribution received from one of its joint venture equity investments.

The Company recorded income from a previously repaid defaulted first mortgage note totaling $1.9 million, recognizing $2.5 million of other interest income partially offset by $0.6 million of expenses related to this transaction that were recorded in other expenses.

Arbor Realty Trust Reports Second Quarter 2016 Results and Increases Common Stock Dividend by 7%

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The Company sold three multifamily real estate properties which were previously classified as held for sale for $41.0 million and recorded a gain on sale of $11.0 million. A portion of the sales proceeds were used to pay off the outstanding debt on these properties.

The Company recorded an impairment loss of $11.2 million on a hotel real estate owned asset with a carrying value before impairment of $25.6 million.

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.16 per share of common stock for the quarter ended June 30, 2016, representing an approximate increase of 7% over the prior quarter dividend of $0.15 per share. The dividend is payable on August 31, 2016 to common stockholders of record on August 17, 2016. The ex-dividend date is August 15, 2016.

Preferred Dividends

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from June 1, 2016 through August 31, 2016. The dividends are payable on August 31, 2016 to preferred stockholders of record on August 15, 2016. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arborrealtytrust.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 44885054.

After the live webcast, the call will remain available on the Company's website, www.arborrealtytrust.com, through August 31, 2016. In addition, a telephonic replay of the call will be available until August 12, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 44885054.

Arbor Realty Trust Reports Second Quarter 2016 Results and Increases Common Stock Dividend by 7%

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About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company specializing in debt and equity financing for multifamily and commercial real estate. For more information about Arbor Realty Trust, Inc., visit www.arborrealtytrust.com.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. The following factors, among others, could cause our actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements: (1) our continued ability to source new investments, (2) changes in interest rates and/or credit spreads, (3) changes in the real estate markets, (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2015 and our other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or on the conference call to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Joseph Green 646-536-7013 jgreen@theruthgroup.com

Arbor Realty Trust Reports Second Quarter 2016 Results and Increases Common Stock Dividend by 7%

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Media: Bonnie Habyan, EVP of Marketing 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports Second Quarter 2016 Results and Increases Common Stock Dividend by 7%

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Interest income	$27,969,498	$26,340,585	$53,787,963	$53,549,980
Other interest income, net	2,539,274	7,884,344	2,539,274	7,884,344
Interest expense	13,243,488	11,592,762	25,992,101	25,520,129
Net interest income	17,265,284	22,632,167	30,335,136	35,914,195

Other revenue:
Property operating income	4,426,555	7,201,834	9,758,087	15,652,177
Other income, net	214,668	76,816	304,431	112,816
Total other revenue	4,641,223	7,278,650	10,062,518	15,764,993

Other expenses:
Employee compensation and benefits	4,311,412	4,966,138	8,639,754	9,256,344
Selling and administrative	1,719,337	2,623,750	4,374,813	5,521,560
Acquisition costs	745,734	284,054	3,855,644	284,054
Property operating expenses	3,856,264	5,967,644	8,172,819	12,352,732
Depreciation and amortization	443,112	1,447,642	1,320,645	2,886,319
Impairment loss on real estate owned	11,200,000	-	11,200,000	-
Provision for loan losses (net of recoveries)	44,005	1,093,544	29,005	2,076,224
Management fee - related party	2,850,000	2,675,000	5,550,000	5,350,000
Total other expenses	25,169,864	19,057,772	43,142,680	37,727,233

(Loss) income before gain on acceleration of deferred income, loss on termination of swaps, gain on sale of real estate
and income from equity affiliates	(3,263,357)	10,853,045	(2,745,026)	13,951,955
Gain on acceleration of deferred income	-	-	-	11,009,162
Loss on termination of swaps	-	-	-	(4,289,450)
Gain on sale of real estate	11,023,134	-	11,630,687	3,984,364
Income from equity affiliates	4,367,101	1,534,025	6,264,543	4,629,938

Net income	12,126,878	12,387,070	15,150,204	29,285,969

Preferred stock dividends	1,888,430	1,888,430	3,776,860	3,776,860

Net income attributable to common stockholders	$10,238,448	$10,498,640	$11,373,344	$25,509,109

Basic earnings per common share	$0.20	$0.21	$0.22	$0.50

Diluted earnings per common share	$0.20	$0.21	$0.22	$0.50

Weighted average number of shares of common stock outstanding:

Basic	51,381,405	50,955,648	51,213,312	50,751,247

Diluted	51,741,951	50,955,648	51,418,539	50,894,531

Dividends declared per common share	$0.15	$0.15	$0.30	$0.28

Arbor Realty Trust Reports Second Quarter 2016 Results and Increases Common Stock Dividend by 7%

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2016	2015
	(Unaudited)
Assets:
Cash and cash equivalents	$160,177,704	$188,708,687
Restricted cash	158,667,541	48,301,244
Loans and investments, net	1,511,596,691	1,450,334,341
Available-for-sale securities, at fair value	440,920	2,022,030
Investments in equity affiliates	38,649,254	30,870,235
Real estate owned, net	20,012,783	60,845,509
Real estate held-for-sale, net	-	8,669,203
Due from related party	781,782	8,082,265
Other assets	26,419,806	29,558,430
Total assets	$1,916,746,481	$1,827,391,944

Liabilities and Equity:
Credit facilities and repurchase agreements	$259,171,941	$136,252,135
Collateralized loan obligations	760,632,528	758,899,661
Senior unsecured notes	94,140,028	93,764,994
Junior subordinated notes to subsidiary trust issuing preferred securities	157,468,377	157,117,130
Mortgage note payable – real estate owned	-	27,155,000
Due to related party	2,166,790	3,428,333
Due to borrowers	32,561,558	34,629,595
Other liabilities	44,932,044	51,054,321
Total liabilities	1,351,073,266	1,262,301,169

Equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized;
8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation
preference; 900,000 shares issued and outstanding	89,295,905	89,295,905
Common stock, $0.01 par value: 500,000,000 shares authorized; 51,381,405 and 50,962,516
shares issued and outstanding, respectively	513,814	509,625
Additional paid-in capital	618,403,101	616,244,196
Accumulated deficit	(140,103,326)	(136,118,001)
Accumulated other comprehensive loss	(2,436,279)	(4,840,950)
Total equity	565,673,215	565,090,775
Total liabilities and equity	$1,916,746,481	$1,827,391,944

Arbor Realty Trust Reports Second Quarter 2016 Results and Increases Common Stock Dividend by 7%

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures -

Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")

(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income attributable to common stockholders	$10,238,448	$10,498,640	$11,373,344	$25,509,109

Subtract:
Gain on sale of real estate	(11,023,134)	-	(11,630,687)	(3,984,364)
Add:
Impairment loss on real estate owned	11,200,000	-	11,200,000	-
Depreciation - real estate owned and held-for-sale	443,112	1,447,642	1,320,645	2,886,319
Depreciation - investments in equity affiliates	93,588	93,588	187,176	187,176

FFO attributable to common stockholders	$10,952,014	$12,039,870	$12,450,478	$24,598,240

Subtract:
Impairment loss on real estate owned	(11,200,000)	-	(11,200,000)	-
Add:
Gain on sale of real estate	11,023,134	-	11,630,687	3,984,364
Stock-based compensation	481,664	735,202	2,163,094	2,427,268
Acquisition costs	745,734	284,054	3,855,644	284,054

AFFO attributable to common stockholders	$12,002,546	$13,059,126	$18,899,903	$31,293,926

Diluted FFO per common share	$0.21	$0.24	$0.24	$0.48

Diluted AFFO per common share	$0.23	$0.26	$0.37	$0.61

Diluted weighted average shares outstanding	51,741,951	50,955,648	51,418,539	50,894,531

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, as well as the add-back of one-time charges such as acquisition costs. The Company also adds back impairment losses on real estate and gains/losses on sales of real estate. The Company is generally not in the business of operating real estate owned property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company's loans to maximize the value of the collateral and minimize the Company's exposure.  Therefore, the Company deems such impairment and gains/losses on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company's initial investment.

FFO and AFFO are not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.